McGrath, North, Mullin & Kratz, P.C.
                          1400 One Central Park Plaza
                           222 South Fifteenth Street
                                Omaha, NE 68102
                                 (402) 341-3070











                                 May 5, 1999
Valmont Industries, Inc.
One Valmont Plaza
Omaha, Nebraska 68154

Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended, of 1,700,000 shares of common stock (the "Common Stock"), $1.00 par value, of Valmont Industries, Inc., a Delaware corporation (the "Company"), authorized for issuance pursuant to the Valmont 1999 Stock Plan (the "Plan"), and an additional 25,000 shares which may be issued from time to time to non-employee consultants, we have examined such corporate records and other documents, including the registration statement on Form S-8 to be filed with the Securities and Exchange Commission relating to such shares (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion. Based on such examination, we advise you that in our opinion:

         1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

         2. Upon the issuance of shares in accordance with the Plan, all necessary corporate action on the part of the Company will have been taken to authorize the issuance of up to 1,700,000 shares of Common Stock by the Company, and when issued as contemplated in the Registration Statement and related documents, such shares will be legally issued, fully paid and nonassessable.

         3. Upon the issuance of shares to non-employee consultants pursuant to specific authorization by the Board of Directors of the Company or a duly authorized committee of the Board of Directors in each specific case of issuance, all necessary corporate action on the part of the Company will have been taken to authorize the issuance of up to 25,000 shares of common stock of the Company to such non-employee consultants, and when issued as contemplated in the registration statement and related documents, such shares will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Yours very truly,

                                           MCGRATH, NORTH, MULLIN & KRATZ, P.C.

                                      By:  /s/ DAVID L. HEFFLINGER

                                           David L. Hefflinger